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                                                                     Exhibit 8.1

                                   LAW OFFICES
                         MITCHELL SILBERBERG & KNUPP LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD      FILE NO: 36619-00008
                       LOS ANGELES, CALIFORNIA 90064-1683

                                 (310) 312-2000
                               FAX: (310) 312-3100

                               November 15, 2004


VIA EDGAR

WFS Receivables Corporation 3
444 East Warm Springs Road, #116
Las Vegas, Nevada 89119

                  Re:   WFS Financial Owner Trusts
                        Registration Statement on Form S-3

Dear Ladies and Gentlemen:

                  We have acted as legal counsel for WFS Receivables Corporation 3 (the "Registrant"), a California corporation, in connection with the preparation of the Registrant's Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), being filed today with the Securities and Exchange Commission relating to the issuance of one or more series of asset-backed securities (the "Notes ") secured by the assets of one or more series of WFS Financial Owner Trusts (each a "Trust").

                  In rendering the opinion set forth below, we have examined the Registration Statement (the "Form S-3") and such exhibits to the Form S-3 as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have assumed that a final version of the Form S-3 will become the effective Registration Statement of the Registrant without material change in the facts stated, and that the issuance of the Notes will be duly authorized by all necessary action and duly executed substantially in the manner described in the Form S-3. In rendering this opinion, we have relied upon certain representations regarding the underlying facts set forth in the Form S-3, including the existence, nature and sufficiency of the retail installment contracts and installment loans which shall be held as assets of each Trust, as set forth in certain certificates provided by officers of the Registrant and by officers of Western Financial Bank and WFS Financial Inc. The opinion set forth herein is expressly based upon such assumptions and representations and upon the accuracy of those facts so assumed or represented. With respect to the underlying facts, we have made only such factual inquiries as we have deemed appropriate and have not independently verified any facts.


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WFS Receivables Corporation 3
November 15, 2004
Page 2

                  Based upon and subject to the foregoing, and in reliance thereon and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the information contained in the Form S-3 under the caption "Federal and California Income Tax Consequences" and the opinions set forth under that caption, to the extent that such information constitutes matters of law or legal conclusions, is correct.

                  The opinions expressed in this letter are based upon relevant provisions of the Internal Revenue Code of 1986, as amended, the California Revenue and Taxation Code, federal and state income tax regulations, and current interpretations thereof as expressed in court decisions and administrative determinations in effect on this date. All of these provisions, regulations and interpretations are subject to changes which might result in substantial modifications of our opinions, and we do not undertake to advise you of any such modification. We caution that although the opinions expressed in this letter represents our best legal judgment as to such matter, our opinions have no binding effect on the Internal Revenue Service, the California Franchise Tax Board or the courts.

                  We have expressed no opinion as to other tax issues affecting the Registrant, the purchasers of the Notes or any other participant to the transactions described in the Form S-3. We expressly refrain from rendering any opinion as to the tax laws of any state (or subdivision thereof) other than California or any foreign country.

                  We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                Very truly yours,

                       /s/ Mitchell Silberberg & Knupp LLP

                         Mitchell Silberberg & Knupp LLP